                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          YEAR ENDED DECEMBER
                                                                  31,
                                                          --------------------
                                                          1997   1996    1995
                                                          ----- ------  ------
COMPUTATIONS FOR STATEMENTS OF INCOME
  Basic earnings per share:
    Income before cumulative effect of changes in
     accounting principles and extraordinary items....... $ 403 $  349  $  346
    Cumulative effect of changes in accounting
     principles..........................................   --     --       (9)
    Extraordinary items..................................   --     (33)    --
                                                          ----- ------  ------
    Net income...........................................   403    316     337
    Preferred stock dividends............................     7      7       7
                                                          ----- ------  ------
    Net income to common................................. $ 396 $  309  $  330
                                                          ===== ======  ======
    Average shares of common stock outstanding...........  73.9   72.2    70.6
                                                          ----- ------  ------
    Basic earnings per share:
      Net income after preferred stock dividends and
       before cumulative effect of changes in accounting
       principles and extraordinary items................ $5.36 $ 4.73  $ 4.80
      Cumulative effect of changes in accounting
       principles........................................   --     --    (0.13)
      Extraordinary items................................   --   (0.46)    --
                                                          ----- ------  ------
      Basic earnings per share........................... $5.36 $ 4.27  $ 4.67
                                                          ===== ======  ======
  Diluted earnings per share:
    Average shares of common stock outstanding...........  73.9   72.2    70.6
                                                          ----- ------  ------
    Incremental common shares applicable to restricted
     common stock based on the average market price
     during the period...................................   0.2    0.2     0.1
                                                          ----- ------  ------
    Incremental common shares applicable to common stock
     options based on the average market price during the
     period..............................................   1.3    1.6     1.0
                                                          ----- ------  ------
    Average common shares issuable assuming conversion of
     the Series A Cumulative Convertible Preferred Stock
     and the Cumulative Convertible Second Preferred
     Stock...............................................   3.5    3.5     3.5
                                                          ----- ------  ------
    Average common shares assuming full dilution.........  78.9   77.5    75.2
                                                          ----- ------  ------
    Diluted earnings per share, assuming conversion of
     all applicable securities:
      Net income before cumulative effect of changes in
       accounting principles and extraordinary items..... $5.11 $ 4.49  $4 .60
      Cumulative effect of changes in accounting
       principles........................................   --     --    (0.12)
      Extraordinary items................................   --   (0.42)    --
                                                          ----- ------  ------
      Diluted earnings per share......................... $5.11 $ 4.07  $ 4.48
                                                          ===== ======  ======